Exhibit 99.1

Alere Files Form 10-K, Reports Fourth Quarter and
Full Year 2015 Financial Results

WALTHAM, Mass., August 8, 2016 – Alere Inc. (NYSE: ALR), a global leader in rapid diagnostic tests, today announced that it has filed its Form 10-K and reported its financial results for the fourth quarter and full year ended December 31, 2015.

The Company also announced that it concluded the analysis of certain aspects of revenue recognition for the years ended December 31, 2015, 2014, and 2013 (and each of the quarters in those annual periods). As a result of the review, the Company has revised its financial statements for the interim periods of 2015 and the years ended December 31, 2014 and 2013 to correct immaterial errors in its previously issued financial statements.

The revisions include the impact to gross profit related to the revenue adjustments and the movement of other previously recorded out-of-period adjustments into the periods in which they originated. Most notably, the Company recognized additional income tax expense of $8 million in 2015 (nine months YTD) and a reduction in income tax expense of $7 million in 2014 related to the timing of recognition of certain tax-specific items. These tax-related revisions resulted in a decrease of $0.09 in basic and diluted earnings per share in 2015 (nine months YTD) and an increase of $0.07 in basic and diluted earnings per share in 2014.  None of these revisions impacted the Company’s cash flow or cash balances.

The impact of the revisions is as follows:

Revision Impact (in millions, except per share)	2015 (9 mos)	2014	2013

Revenue	$1	$(13)	$(8)
Gross Profit	-	(7)	(5)
Operating Expenses	1	(1)	-
(Provision) Benefit for Income Taxes	(8)	11	3
Income (loss) Per Share From Continuing Operations	$(0.14)	$0.05	$(0.03)

The table below shows revenue and EPS as previously reported, the impact of the revision adjustments and as revised:

(in millions, except per share)	Nine Months Ended Sept 30, 2015	Twelve Months Ended Dec 31, 2014	Twelve Months Ended Dec 31, 2013
Net Revenue As Previously Reported	$1,839	$2, 589	$2,616
Revision Adjustments	$1	$(13)	$(8)
Net revenue As Revised	$1,840	$2,575	$2,609

GAAP Basic and Diluted EPS As Previously Reported	$2.53	$(0.71)	$(1.15)
Revision Adjustments	$(0.14)	$0.05	$(0.03)
GAAP Basic and Diluted EPS As Revised	$2.39	$(0.66)	$(1.18)
Certain amounts presented may not recalculate directly, due to rounding.

“We are pleased to announce the completion of a thorough and diligent review of our historical revenue recognition processes,” said Namal Nawana, CEO of Alere. “Following our review, we made immaterial revisions to our previously issued financial statements for 2013, 2014 and 2015 with the filing of our current 2015 Form 10-K. We are in the process of implementing a remediation plan and remain committed to providing accurate and transparent financial reporting.”

Alere expects to file its first quarter 2016 Form 10-Q by August 18, 2016. The Company does not currently expect to file its second quarter 2016 Form 10-Q by August 9, 2016. Alere expects to file its second quarter 2016 Form 10-Q as soon as practicable.

Fourth Quarter 2015 Results
Revenue for the fourth quarter of 2015 was $623 million, a 6.6% decrease compared to $667 million in the fourth quarter of 2014, primarily due to the negative impact of $26 million in foreign currency exchange, a $7 million decrease in pain management revenue, and lower revenues related to our BBI business which was divested in November 2015. Organic growth during the fourth quarter of 2015 was approximately flat compared to the prior year period.

Net income (loss) from continuing operations during the fourth quarter of 2015 was $(19) million, or $(0.28) per diluted share, compared to $(31) million, or $(0.43) per diluted share in the prior year period. During the fourth quarter of 2015, the Company recorded $43 million in pre-tax expenses ($30 million after tax) related to its previously announced voluntary INRatio market withdrawal. On a non-GAAP basis, the Company reported Non-GAAP adjusted EBITDA of $95 million in the fourth quarter of 2015, compared to $127 million in the prior year period.

Revenue (in millions)	Fourth Quarter 2015	Fourth Quarter 2014	% Change

Cardiometabolic Disease	$211	$212	(1%)
Infectious Disease	195	207	(6%)
Toxicology	150	153	(2%)
Other	45	66	(31%)
Consumer Diagnostics	20	24	(17%)
License and Royalty	3	5	(35%)
Total	$623	$667	(6.6%)

Full Year 2015 Results
During 2015 Alere made solid progress on its strategic initiatives, returning to organic growth in each of its core businesses, excluding pain management. The Company reported a 4.3% decrease in revenue in 2015, primarily due to the negative impact of $121 million in foreign currency exchange, and organic growth of approximately 1.5% in 2015. The Company launched numerous innovations around the world, including the introduction of two ground-breaking molecular diagnostics platforms in Infectious Disease. Alere i placements reached nearly 4,000 by year end 2015 and Alere q achieved numerous regulatory approvals, including World Health Organization prequalification in June 2016, making it available for public sector procurement.

On July 14, 2016, Alere issued preliminary unaudited financial results for the fiscal year ended December 31, 2015, including unaudited revenue of $2.45-$2.48 billion, net income (loss) from continuing operations of $10-$25 million and Non-GAAP adjusted EBITDA of $505-520 million.  As stated at that time, those results were preliminary and unaudited. In connection with the review and finalization of the FY2015 results, the Company updated its financials, resulting in revenue of $2.46 billion, net income (loss) of $(13) million and Non-GAAP adjusted EBITDA of $499 million. The majority of the change in net income (loss) and Non-GAAP adjusted EBITDA versus our preliminary results was related to the finalization of certain charges incurred in connection with the previously announced voluntary INRatio market withdrawal.  As disclosed on July 11, 2016, Alere expected to record approximately $70-90 million of charges relating to this voluntary withdrawal in 2016. Due to the fact that the condition that led to the voluntary withdrawal existed as of December 31, 2015, certain of these charges incurred in connection with the recall are being recorded in 2015, rather than 2016. Specifically, the Company recorded $43 million in pre-tax expenses ($30 million after tax) in the fourth quarter of 2015 related to its previously announced voluntary INRatio market withdrawal. Of this amount, approximately $17 million will ultimately be settled in cash and is, therefore, included in non-GAAP adjusted EBITDA for both the quarter and full year ended December 31, 2015.

Revenue for the full year 2015 was $2.46 billion, compared to $2.58 billion in the prior year period, a decrease of $112 million or 4.3%. Net income (loss) from continuing operations was $(13) million, or $(0.40) per diluted share, for the full year 2015 (including the impact from the InRatio expenses as noted above), compared to $(172) million, or $(2.33) per diluted share in the prior year period. On a non-GAAP basis, the Company reported adjusted EBITDA of $499 million for the full year 2015, compared to $477 million in the prior year period.

Revenue (in millions)	FY2015	FY2014	% Change

Cardiometabolic Disease	$832	$842	(1%)
Infectious Disease	718	722	(1%)
Toxicology	618	645	(4%)
Other	193	257	(25%)
Consumer Diagnostics	85	89	(4%)
License and Royalty	17	21	(19%)
Total	$2,463	$2,575	(4.3%)

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses Non-GAAP adjusted EBITDA and organic growth, which are non-GAAP financial measures.  The reconciliations of Non-GAAP adjusted EBITDA to net income (loss) from continuing operations and organic growth to revenue, the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, is shown in the table in this press release. The Company believes Non-GAAP adjusted EBITDA and organic growth are useful to investors because these metrics are commonly used by investors to assess the unleveraged, pre-tax financial performance and operating results of ongoing business operations. The Company’s management also uses Non-GAAP adjusted EBITDA and organic growth because the Company’s management also believes that these are useful measures to evaluate operating performance and cash flows of the Company based on operational factors. It should also be noted that not all companies calculate Non-GAAP adjusted EBITDA and organic growth in the same manner and, accordingly, these measures presented in this press release may not be comparable to similar measures used by other companies.

Conference Call
As announced on February 1, 2016, Alere entered into a definitive agreement under which Abbott will acquire Alere for $56 per common share. Due to the pending transaction, Alere will no longer hold conference calls to discuss its quarterly financial results.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “goal,” “can” or similar words. For example, forward-looking statements include statements regarding: the implementation of remediation plans to address material weaknesses and the effectiveness of such remediation efforts, as well as the expected timing of filings of the Company’s future quarterly reports on Form 10-Q. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott Laboratories (“Abbott”) may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders; (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”) among Alere and Abbott pursuant to which Abbott will acquire Alere, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (ix) the risk that Alere fails to file its future Quarterly Reports on Form 10-Q in a timely manner which could, among other things, lead to the acceleration of the maturity of certain of Alere’s indebtedness; (x) the possibility that any analysis of revenue recognition for future or past periods uncovers an error or misstatements in revenue recognition which require adjustment which may be material; or material weaknesses in the Company’s internal controls over financial reporting; (xi) risks relating to the ongoing investigations by the SEC and the United States Department of Justice; (xiii) the risk that these or other risk factors impact the expected timing of the filing of the Quarterly Report on Form 10-Q for the first and second quarter of 2016; and (xiv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the SEC on August 8, 2016) and other risk factors identified herein or from time to time in our periodic filings with the SEC.  Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Alere
Alere believes that when diagnosing and monitoring health conditions, Knowing now matters.™  Alere delivers reliable and actionable information by providing rapid diagnostic tests, enhancing clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic disease, infectious disease and toxicology. For more information on Alere, please visit www.alere.com.

# # #

Investor Relations
Juliet Cunningham
Vice President, Investor Relations
ir@alere.com
858.805.2232

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts)

	Three Months Ended December 31,
	2015	2014
Net product sales and services revenue	$619,999	$662,037
License and royalty revenue	3,286	5,052
Net revenue	623,285	667,089
Cost of net revenue	370,256	358,709
Gross profit	253,029	308,380
Gross margin	41%	46%
Operating expenses:
Research and development	28,228	29,973
Selling, general and administrative	225,936	235,998
Impairment and (gain) loss on disposition, net	8,132	7,104
Operating income	(9,267)	35,305
Interest and other income (expense), net	(65,067)	(56,840)
Loss from continuing operations before provision (benefit) for income taxes	(74,334)	(21,535)
Provision (benefit) for income taxes	(50,329)	13,224
Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(24,005)	(34,759)
Equity earnings of unconsolidated entities, net of tax	5,210	3,793
Income (loss) from continuing operations	(18,795)	(30,966)
Income from discontinued operations, net of tax	2,736	142,400
Net income	(16,059)	111,434
Less: Net income (loss) attributable to non-controlling interests	(5)	166
Net income attributable to Alere Inc. and Subsidiaries	(16,054)	111,268
Preferred stock dividends	(5,367)	(5,367)
Net income available to common stockholders	$(21,421)	$105,901

Basic net income per common share:
Income (loss) from continuing operations	$(0.28)	$(0.43)
Income from discontinued operations	-	1.71
Basic net income per common share	$(0.28)	$1.28
Diluted net income per common share:
Income (loss) from continuing operations	$(0.28)	$(0.43)
Income from discontinued operations	-	1.71
Diluted net income per common share	$(0.28)	$1.28

Weighted average shares - basic	85,953	83,586
Weighted average shares - diluted	85,953	83,586

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2015	2014
Net product sales and services revenue	$2,446,339	$2,554,228
License and royalty revenue	16,977	21,050
Net revenue	2,463,316	2,575,278
Cost of net revenue	1,350,772	1,363,040
Gross profit	1,112,544	1,212,238
Gross margin	45%	47%
Operating expenses:
Research and development	119,453	144,828
Selling, general and administrative	804,701	966,589
Impairment and (gain) loss on disposition, net	50,540	7,742
Operating income	137,850	93,079
Interest and other income (expense), net	(218,840)	(211,412)
Loss from continuing operations before provision (benefit) for income taxes	(80,990)	(118,333)
Provision (benefit) for income taxes	(52,704)	70,930
Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(28,286)	(189,263)
Equity earnings of unconsolidated entities, net of tax	15,530	17,509
Income (loss) from continuing operations	(12,756)	(171,754)
Income from discontinued operations, net of taxes	219,513	138,318
Net income (loss)	206,757	(33,436)
Less: Net income attributable to non-controlling interests	381	30
Net income (loss) attributable to Alere Inc. and Subsidiaries	206,376	(33,466)

Preferred stock dividends	(21,293)	(21,293)

Net income (loss) available to common stockholders	$185,083	$(54,759)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.40)	$(2.33)
Income from discontinued operations	2.57	1.67
Net income (loss) per common share	$2.17	$(0.66)

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$(0.40)	$(2.33)
Income from discontinued operations	2.57	1.67
Diluted net income (loss) per common share	$2.17	$(0.66)

Weighted average shares - basic	85,420	82,938
Weighted average shares - diluted	85,420	82,938

Alere Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
 (in thousands)

	December 31 2015	December 31 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$502,200	$378,461
Restricted cash	5,694	37,571
Marketable securities	164	259
Accounts receivable, net	445,833	461,096
Inventories, net	347,001	377,349
Prepaid expenses and other current assets	152,233	260,333
Assets held for sale	4,165	315,515
Total current assets	1,457,290	1,830,584

PROPERTY, PLANT AND EQUIPMENT, NET	446,039	454,223
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	3,862,306	4,246,761
RESTRICTED CASH - NON-CURRENT	43,228	-
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	134,971	168,311
Assets held for sale - non-current	13,337	-
Total assets	$5,957,171	$6,699,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt and current portions of long-term debt and capital lease obligations	$203,954	$93,116
Liabilities related to assets held for sale	363	78,843
Other current liabilities	520,217	599,519
Total current liabilities	$724,534	$771,478

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current portions	2,872,397	3,632,978
Deferred tax liabilities	147,618	231,963
Other long-term liabilities	154,193	146,920
Liabilities related to assets held for sale - non-current	-	-
Total long-term liabilities	3,174,208	4,011,861
TOTAL EQUITY	2,058,429	1,916,540
Total liabilities and equity	$5,957,171	$6,699,879

Alere Inc. and Subsidiaries
Selected Consolidated Revenues
 (in thousands)

	Q4 2015	YTD 2015	Q4 2014	YTD 2014	% Change Q4 15 v. Q4 14	% Change YTD 15 v. YTD 14
Professional diagnostics segment (1)
Cardiometabolic	$210,814	$832,402	$212,416	$841,905	-1%	-1%
Infectious disease	194,753	717,812	206,866	721,803	-6%	-1%
Toxicology	149,538	618,360	153,059	644,620	-2%	-4%
Other (2)	45,126	192,637	65,826	256,812	-31%	-25%
Total professional diagnostics segment (1) (2)	600,231	2,361,211	638,167	2,465,140	-6%	-4%
Consumer diagnostics segment (1)	19,768	85,128	23,870	89,088	-17%	-4%
License and royalty revenue	3,286	16,977	5,052	21,050	-35%	-19%
Net revenue	$623,285	$2,463,316	$667,089	$2,575,278	-7%	-4%

(1)  Revenues have been restated for the impact of a change in segment reporting due to the divestiture of our health management business.

(2)  Revenues are presented in accordance with generally accepted accounting principles and exclude an adjustment of $0.0 million and $0.9 million, and $0.3 million and $1.4 million related to acquired software license contracts which were not recognized during the three and twelve months ended December 31, 2015 and 2014, respectively, due to business combination accounting rules.

Alere Inc. and Subsidiaries
Reconciliation of Organic Revenue Growth
 (in thousands)

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2015	Twelve Months Ended Growth Rate
Net revenue	$2,575,278	$2,463,316	-4.3%
Impact of foreign currency exchange	-	120,914
Impact of acquisitions & dispositions	(37,305)	(8,155)

Non-GAAP organic net revenue	$2,537,973	$2,576,075	1.5%

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015	Three Months Ended Growth Rate
Net revenue	$667,089	$623,285	-6.6%
Impact of foreign currency exchange	-	26,041
Impact of acquisitions & dispositions	(20,238)	(4,599)

Non-GAAP organic net revenue	$646,851	$644,727	-0.3%

Alere Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
 (in thousands)

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Net Income (1)	$(16,059)	$206,757
Less: Income from discontinued operations, net of tax	2,737	219,513
Income/(Loss) from continuing operations	(18,796)	(12,756)
Adjustment related to acquired software license contracts	-	877
Income tax benefit	(50,329)	(52,704)
Depreciation and amortization(2)	75,719	309,684
Interest, net (3)	57,954	212,551
Non-cash stock-based compensation expense	6,795	26,391
Non-cash fair value adjustments to acquisition-related contingent consideration	(5,703)	(57,613)
Non-cash write-off of an investment	-	662
Impairment and (gain) loss on dispositions, net	8,132	50,540
INRatio product recall expenses	21,100	21,100
Write-off of acquisition-related obligation	(40)	(40)
Non-GAAP Adjusted EBITDA	$94,833	$498,691

(1) Net income (loss) for the three months and year ended December 31, 2015 includes the following items which have not been added back for purposes of computing non-GAAP adjusted EBITDA: Non-interest related restructuring charges of $4.3 million and $15.7 million, respectively; costs associated with business dispositions of $2.8 million and $9.3 million, respectively; acquisition-related costs of $0.1 million and $0.5 million, respectively; charges related to SEC investigations of $7.2 million and $7.3 million, respectively; legal settlement accruals of $4.5 million for both the three month and twelve month period; and cash expenses related to the INRatio product recall of $16.7 million for both the three month and twelve month period.
(2) Depreciation and amortization, for both the three month and twelve month period ended December 31, 2015, includes $4.8 million of expenses related to changes in the useful life of INRatio tangible and intangible assets.
(3) Interest, net for the three months and year ended December 31, 2015 includes $16.4 million and $19.9 million, respectively, of expense associated with the extinguishment of debt.

Alere Inc. and Subsidiaries
Supplemental Financial Information
(in thousands, except per share amounts)

	Three Months Ended December 31, 2015
	Impact to the Consolidated Statements of Operations Line Items of Supplemental Information

	Net Revenue	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of Unconsolidated entities, net of tax	Net Income[1]

Deferred revenue from acquired software license contracts[2]	-	-	-	-	-	-	-	-	-
Amortization of acquisition-related intangible assets	-	12,823	1,029	35,806	-	-	-	-	(49,658)
Restructuring charges	-	894	2,087	1,275	-	4	-	-	(4,260)
Stock-based compensation expense	-	333	302	6,160	-	-	-	-	(6,795)
Write-off of acquisition-related obligation	-	-	-	-	-	(40)	-	-	40
Compensation charges associated with acquisition-related contingent consideration obligations	-	-	-	(104)	-	-	-	-	104
Acquisition-related costs	-	-	-	144	-	-	-	-	(144)
Fair value adjustments to acquisition-related contingent consideration	-	-	-	(5,703)	-	-	-	-	5,703
Costs associated with potential business dispositions	-	-	-	2,842	-	-	-	-	(2,842)
Impairment and (gain) loss on disposition, net	-	-	-	-	8,132	-	-	-	(8,132)
Amortization - Unconsolidated Subs	-	-	-	-	-	-	-	103	(103)
Loss on sale of equity investment	-	-	-	-	-	-	-	-	_
Write off of equity investment	-	-	-	-	-	-	-	-	_
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility	-	-	-	-	-	(7)	-	-	7
Interest accretion associated with acquisition-related compensation charges	-	-	-	-	-	-	-	-	_
Expense associated with extinguishment of debt	-	-	-	-	-	16,406	-	-	(16,406)
Audit and legal fees related to on-going SEC investigations	-	-	-	7,183	-	-	-	-	(7,183)
Legal settlement	-	-	-	-	-	4,500	-	-	(4,500)
INRatio recall expense	-	38,500	-	-	-	-	-	-	(38,500)
Income tax effects on items above	-	-	-	-	-	-	(56,892)	-	56,892
Total of Supplemental Information	$-	$52,550	$3,418	$47,603	$8,132	$20,863	$(56,892)	$103	$(75,777)

Impact of above items on EPS numerator									(712)
Impact of above items on EPS denominator									(4,406)

1)  All impacts are shown as pre-tax with aggregate tax effect displayed as "income tax effects on items above".
2)  In Q3 of FY15 the company discontinued reporting adjusted Non-GAAP revenue for deferred software license contracts

Alere Inc. and Subsidiaries
Supplemental Financial Information
(in thousands, except per share amounts)

	Twelve Months Ended December 31, 2015
	Impact to the Consolidated Statements of Operations Line Items of Supplemental Information

	Net Revenue	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of Unconsolidated entities, net of tax	Net Income[1]
Deferred revenue from acquired software license contracts[2]	(877)	-	-	-	-	-	-	-	(877)
Amortization of acquisition-related intangible assets	-	56,265	11,117	143,144	-	-	-	-	(210,526)
Restructuring charges	-	3,816	2,753	9,074	-	24	-	-	(15,667)
Stock-based compensation expense	-	1,199	1,195	23,997	-	-	-	-	(26,391)
Write-off of acquisition-related obligation	-	-	-	-	-	(40)	-	-	40
Compensation charges associated with acquisition-related contingent consideration obligations	-	-	-	(2,719)	-	-	-	-	2,719
Acquisition-related costs	-	-	-	476	-	-	-	-	(476)
Fair value adjustments to acquisition-related contingent consideration	-	-	-	(57,613)	-	-	-	-	57,613
Costs associated with potential business dispositions	-	391	-	8,939	-	-	-	-	(9,330)
Impairment and (gain) loss on disposition, net	-	-	-	-	50,540	-	-	-	(50,540)
Amortization - Unconsolidated Subs	-	-	-	-	-	-	-	416	(416)
Loss on sale of equity investment	-	-	-	-	-	-	-	-	-
Write off of equity investment	-	-	-	-	-	662	-	-	(662)
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility	-	-	-	-	-	20,932	-	-	(20,932)
Interest accretion associated with acquisition-related compensation charges	-	-	-	-	-	(406)	-	-	406
Expense associated with extinguishment of debt	-	-	-	-	-	19,886	-	-	(19,886)
Audit and legal fees related to on-going SEC investigations	-	-	-	7,342	-	-	-	-	(7,342)
Legal settlement	-	-	-	-	-	4,500	-	-	(4,500)
INRatio recall expense	-	38,500	-	-	-	-	-	-	(38,500)
Income tax effects on items above	-	-	-	-	-	-	(118,504)	-	118,504
Total of Supplemental Information	$(877)	$100,171	$15,065	$132,640	$50,540	$45,558	$(118,504)	416	(226,763)

Impact of above items on EPS numerator									$(24,141)
Impact of above items on EPS denominator									(14,801)

1)  All impacts are shown as pre-tax with aggregate tax effect displayed as "income tax effects on items above".
2)  In Q3 of FY15 the company discontinued reporting adjusted Non-GAAP revenue for deferred software license contracts, the amount included is only the previously adjusted impact